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                                                                     Exhibit 5.1


                        [MAYER, BROWN & PLATT LETTERHEAD]

                                  July 30, 1999




ABN AMRO Mortgage Corporation
181 West Madison Street, Suite 3250
Chicago, Illinois 60602-4510

Ladies and Gentlemen:

        We have acted as special counsel to ABN AMRO Mortgage Corporation (the "Company") in connection with the issuance of Multi-Class Pass-Through Certificates, Series 1999-RS1 (the "Certificates"), evidencing undivided interests in a trust fund consisting primarily of certain pooled securities which represent interests in certain underlying mortgage loans, pursuant to the Pooling Agreement, dated as of July 30, 1999 (the "Pooling Agreement"), among the Company as depositor, and The First National Bank of Chicago as trustee (the "Trustee"). The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement (No. 333-57027) on Form S-3 for the registration under the Securities Act of 1933, as amended (the "Act"), of Pass-Through Certificates (issuable in series), including the Certificates, which registration statement was declared effective on September 18, 1998. The Company has filed with the Commission pursuant to Rule 424(b) under the rules and regulations of the Commission under the Act (the "1933 Act Regulations") a supplement, dated July 27, 1999 (the "Prospectus Supplement"), to the prospectus, dated July 27, 1999 (the "Base Prospectus"), relating to the Certificates and the method of distribution thereof. Such registration statement (No. 333-57027) including exhibits thereto and any information incorporated therein by reference is hereinafter called the "Registration Statement"; the Base Prospectus and the Prospectus Supplement and any information incorporated therein by reference, together with any amendment thereof or supplement thereto authorized by the Company, are hereinafter called the "Prospectus."

        We have examined the Registration Statement, the Pooling Agreement, the Prospectus and such other documents as we have deemed necessary or advisable for purposes of rendering this opinion. Additionally, our advice has formed the basis for the description of the selected Federal income tax consequences of the purchase, ownership and disposition of the Certificates to an original purchaser that appears under the heading "Certain Federal Income Tax Consequences" in the Prospectus (the "Tax Description"). Except as otherwise indicated herein, all terms defined in the Prospectus are used herein as so defined.




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        In rendering the opinions set forth below, we have relied without independent investigation on the opinion letters of Kirk Flores, counsel to ABN AMRO North America, Inc., and Ungaretti & Harris, counsel to the Trustee, copies of which are annexed hereto as Schedules 1 and 2, respectively.

        The opinion set forth in paragraph 2 of this letter is based upon the applicable provisions of the Internal Revenue Code of 1986, as amended, Treasury regulations promulgated and proposed thereunder, current positions of the Internal Revenue Service (the "IRS") contained in published Revenue Rulings and Revenue Procedures, current administrative positions of the IRS and existing judicial decisions. This opinion is subject to the explanations and qualifications set forth under the caption "Certain Federal Income Tax Consequences" in the Prospectus. No tax rulings will be sought from the IRS with respect to any of the matters discussed herein.

        On the basis of the foregoing examination and assumptions, and upon consideration of applicable law, it is our opinion that:

        1. The Pooling Agreement has been duly and validly authorized, executed and delivered by the Depositor and the Trustee, and the Certificates have been duly executed, authenticated, delivered and sold as contemplated in the Registration Statement, and the Certificates are legally and validly issued, fully paid and nonassessable, and the holders of such Certificates are entitled to the benefits of such Pooling Agreement.

        2. The statements in the Prospectus under the headings "ERISA Considerations" and "Certain Federal Income Tax Consequences" and the statements in the applicable Prospectus Supplement under the headings "Certain Federal Income Tax Consequences" and "ERISA Considerations", to the extent that they describe matters of United States federal income tax law or ERISA or legal conclusions with respect thereto, have been prepared or reviewed by such counsel and are accurate in all material respects. There can be no assurance, however, that the tax conclusions presented therein will not be successfully challenged by the IRS, or significantly altered by new legislation, changes in IRS positions or judicial decisions, any of which challenges or alterations may be applied retroactively with respect to completed transactions.

                                           Very truly yours,


                                           /s/ Mayer, Brown & Platt
                                           MAYER, BROWN & PLATT

DAC/JVG/TS

                                   SCHEDULE 1
                                   ----------

ABN-AMRO                                           KIRK P. FLORES
                                                   Counsel

                                                   ABN AMRO NORTH AMERICA, INC.
                                                   135 South LaSalle Street
                                                   Chicago, Illinois 60674-9135
                                                   (312) 904-2014

July 30, 1999



Mayer, Brown & Platt
190 South LaSalle Street
Chicago, Illinois 60603-3441

Re:      ABN AMRO Mortgage Corporation, Depositor, Multi-Class
         Pass-Through Certificates, Series 1999-RS1

Ladies and Gentlemen:

I am Counsel of ABN AMRO North America, Inc. ("AANA"), an affiliate of ABN AMRO Mortgage Corporation ("AMAC"), and as such, I am familiar with the action taken by both AANA and AMAC in connection with (i) that certain Underwriting Agreement (the "Underwriting Agreement") dated as of July 27, 1999 by and among AMAC, ANNA, Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") and ABN AMRO, Incorporated ("AAI"), (ii) that certain Terms Agreement (the "Terms Agreement") dated as of July 27, 1999 by and among AMAC, AANA, DLJ and AAI, and (iii) the other documents referred to below. Terms used herein without definition shall have the meanings given such terms in the Underwriting Agreement.

My involvement in the above-referenced transaction has been for the limited purpose of rendering the opinions set forth herein. I have assumed that the parties to documents requiring execution and delivery, other than the AANA and AMAC, have the power to enter into and perform all of their respective obligations thereunder, and I have also assumed the due authorization by, and the due execution and delivery of, such documents by each such party. When used in this opinion, the term "to my knowledge" means that I have not made any independent investigation, examination or inquiry to determine the existence or absence of any facts (and have not caused the review of any court files or indices) with respect to the statements qualified thereby, but I have no actual knowledge of any facts or circumstances that would make such statements inaccurate, incomplete or untrue.

Based upon the foregoing and my examination of such other matters of fact and law as I deem appropriate to the opinions expressed herein, I am of the opinion that:

Mayer, Brown & Platt
July 30, 1999
Page 2


1. Each of ANNA and AMAC is validly existing as a corporation in good standing under the laws of the State of Delaware.

2. The execution and delivery by AMAC of the Underwriting Agreement, the Terms Agreement, the Pooled Securities Purchase Agreement and applicable Pooling Agreement and the signing of the Registration Statement (as defined in the Underwriting Agreement) by AMAC are within the corporate power of AMAC and have been duly authorized by all necessary corporate action on the part of AMAC.

3. The execution and delivery by ANNA of the Underwriting Agreement and the Terms Agreement are within the corporate power of ANNA and have been duly authorized by all necessary corporate action on the part of ANNA.

4. To my knowledge, neither the issue and sale of the Certificates (as defined in the Underwriting Agreement) nor the consummation of the transactions contemplated herein or therein nor the fulfillment of the terms hereof or thereof will conflict with or constitute a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of ANNA or AMAC pursuant to, any contract, indenture, mortgage, or other instrument to which ANNA or AMAC is a party or by which they may be bound of which I am aware, other than the lien or liens created by the Pooled Securities Purchase Agreement or applicable Pooling Agreement, nor will such action result in any violation of the provisions of the certificate of incorporation or by-laws of ANNA or AMAC or any federal banking statute, rule or regulation to which ANNA or AMAC is subject or by which they are bound or any writ, injunction or decree of any court, governmental authority or regulatory body to which they are subject or by which they are bound of which I am aware.

5. To my knowledge, other than as may be set forth or contemplated in the Prospectus, there is no action, suit or proceeding of which I am aware before or by any court or governmental agency or body, domestic or foreign, now pending or, to the best of my knowledge, threatened against either ANNA or AMAC which might result in any material adverse change in the financial condition, earnings, affairs or business of ANNA or AMAC, or which might materially and adversely affect the properties or assets thereof or might materially and adversely affect the performance, with respect to ANNA, of its obligations under, or the validity or enforceability of, the Underwriting Agreement and the Terms Agreement, and with respect to AMAC, of its obligations under, or the validity or enforceability of, the Certificates, the Underwriting Agreement, the Terms Agreement or the Pooling Agreement, or which is required to be disclosed in the Registration Statement (as defined in the Underwriting Agreement).

Mayer, Brown & Platt
July 30, 1999
Page 3


With respect to the opinions rendered in paragraph 4 above regarding the lack of existence of any conflicts with any federal banking statue, rule or regulation, I have assumed that the Underlying Certificates represent an ownership in, as opposed to a debt obligation of, the trusts created by the pooling and servicing agreements relating to each of the Underlying Certificates.

I am a member of the bar of the State of Illinois and, with the exception of the opinions expressed in paragraph 1 (as to which I have relied on certificates issued by the Secretary of State of Delaware), do not express any opinion with respect to the laws of any jurisdiction other than the State of Illinois and the Federal Law of the United States of America. Nothing herein expresses any opinion with respect to state and federal securities laws, including the Securities Act of 1933 or the Illinois Securities Law of 1953.

You are hereby authorized to furnish copies of this opinion to Donaldson, Lufkin & Jenrette Securities Corporation and ABN AMRO Incorporated, which shall be entitled to rely on said opinion as if the same were addressed to them. With respect to the opinion rendered in paragraph (1) above, the New York Stock Exchange, Inc. may rely on the opinion rendered in paragraph 1 as if it was a named addressee hereof. This opinion is solely for your benefit and that of Donaldson, Lufkin & Jenrette Securities Corporation, ABN AMRO Incorporated, and the New York Stock Exchange (as described herein), and may not be relied upon, nor may copies be delivered to, any other person without the written consent of the undersigned.

Sincerely,


/s/ Kirk P. Flores
Kirk P. Flores

                                SCHEDULE 2
                                ----------

                      [LETTERHEAD OF UNGARETTI & HARRIS]


July 30, 1999

ABN AMRO Mortgage Corporation
181 West Madison, 32nd Floor
Chicago, Illinois 60602

ABN AMRO Incorporated                    Donaldson, Lufkin & Jenrette
1325 Avenue of the Americas                Securities Corporation
New York, New York 10019                 277 Park Avenue
                                         New York, New York 10172

Duff & Phelps Credit Rating Co.          The First National Bank of Chicago
17 State Street                          One First National Plaza
New York, New York 10007                 Chicago, Illinois 60670

RE: ABN AMRO MORTGAGE CORPORATION,
    SERIES 1999-RS1 RESECURITIZATION PASS-THROUGH CERTIFICATES

Ladies and Gentlemen:

     We have acted as special counsel to The First National Bank of Chicago, in its capacity as trustee (the "Trustee"), in connection with the issuance of Series 1999-RS1 Resecuritization Pass-Through Certificates, consisting of
Class A, Class B-1, Class B-2, Class B-3 and Class R Certificates (collectively, the "Certificates") pursuant to a Pooling Agreement dated as of July 1, 1999 (the "Pooling Agreement"), authorizing the Certificates, by and between ABN AMRO Mortgage Corporation (the "Depositor") and the Trustee.

     In connection therewith, we have reviewed an execution copy of the Pooling Agreement, photostatic copies of the Certificates executed by the Trustee, the Articles of Association and By-Laws of the Trustee and such other documents as we have deemed necessary to render the opinion set forth herein. In rendering this opinion we have assumed the authenticity and conformity to original documents of all documents submitted to us as certified, photostatic or execution copies.

     Based on the foregoing and subject to the qualifications and matters of reliance set forth herein, it is our opinion that:





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[LOGO]

July 30, 1999

Page 2

     1. The Trustee is duly incorporated, validly existing and in good standing as a national banking association under the laws of the United States of America, with full corporate and trust power and authority to conduct its business and affairs as Trustee.

     2. The Trustee has full corporate power and authority to execute and deliver the Pooling Agreement and the Certificates and to perform its obligations thereunder.

     3. The Trustee has duly accepted the office of Trustee under the Pooling Agreement.

     4. The Trustee has duly authorized, executed and delivered the Pooling Agreement and as duly executed, issued, authenticated and delivered the Certificates.

     5. The Pooling Agreement constitutes a legal, valid and binding agreement of the Trustee, enforceable against the Trustee in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting the rights of creditors generally and by general principles of equity and the discretion of the court, regardless of whether such enforcement is considered in a proceeding in equity or at law, and except as enforceability may be determined according to or limited by the laws of jurisdictions other than those specified below.

     6. Assuming compliance with the provisions of the Pooling Agreement, and assuming that for Federal income tax purposes REMIC I and REMIC II (as defined in the Pooling Agreement) will qualify for REMIC elections within the meaning of Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"), for State of Illinois income and franchise tax purposes, such REMICs will be classified as REMICs and not as a corporation, partnership or trust, in confirmity with the federal income tax treatment of the REMICs. Accordingly, except to the extent the REMICs have net income derived from prohibited transactions as defined by Internal Revenue Code Section 860F, the REMICs will not be subject to the Illinois income or franchise tax and holders of Certificates who are residents of Illinois will not be subject to the Illinois income or franchise taxes with respect to income derived from the Certificates.

     In rendering the foregoing opinion, we have assumed that the Pooling Agreement has been duly authorized, executed and delivered by the other parties thereto and is the valid, legal, binding and enforceable obligation of such parties.



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[LOGO]

July 30, 1999

Page 3

     We express no opinion as to any matter other than as expressly set forth above and, in connection therewith, we specifically express no opinion as to the status of the Certificates or the REMICs under any federal or state securities laws, including, but not limited to, the Securities Act of 1933, as amended, the Trust Indenture Act of 1939, as amended, and the Investment Company Act of 1940, as amended.

     This opinion is as of the date hereof and we undertake no, and disclaim any, obligation to advise you of any change in any matter set forth herein. This opinion has been furnished to you at your request in connection with the transactions described herein, and it may not be relied upon by you for any other purpose or by any other person without our prior written consent.

     We are admitted to practice under the laws of the States of Illinois and New York and the opinion set forth above is limited to the laws of the States of Illinois and New York and the laws of the United States of America.

Very truly yours,

UNGARETTI & HARRIS